                                                                  Exhibit 3.21

------------------------------------------------------------------------------

                                  AGREEMENT OF
                               LIMITED PARTNERSHIP

                                       of

                             INDIANA GAMING II, L.P.

                                  by and among

                         INDIANA GAMING HOLDING COMPANY,

                               as General Partner,

                                       and

                           THE INDIANA GAMING COMPANY

                               as Limited Partner

------------------------------------------------------------------------------

                                Table of Contents


                                                                                                               Page
                                                                                                               ----
ARTICLE I             DEFINITIONS.................................................................................1

   1.1  Definitions...............................................................................................1

ARTICLE II            THE PARTNERSHIP.............................................................................5

   2.1  Formation and Name........................................................................................5
   2.2  Purposes..................................................................................................6
   2.3  Partnership Powers........................................................................................6

ARTICLE III           PRINCIPAL OFFICE............................................................................6


ARTICLE IV            TERM........................................................................................6


ARTICLE V             CAPITAL CONTRIBUTIONS.......................................................................6

   5.1  General Partner...........................................................................................6
   5.2  Limited Partner...........................................................................................6
   5.3  Additional Financing......................................................................................6
   5.4  Additional Capital Contributions..........................................................................6
   5.5  Interest..................................................................................................7

ARTICLE VI            CAPITAL ACCOUNTS; ALLOCATIONS OF INCOME, PROFITS AND LOSSES.................................7

   6.1  Capital Accounts..........................................................................................7
   6.2  Withdrawal of Capital.....................................................................................7
   6.3  Allocation of Profits and Losses..........................................................................7
   6.4  Special Allocations.......................................................................................7
   6.5  Allocations in Case of Transfers or Admissions............................................................8
   6.6  Tax Allocations...........................................................................................8

ARTICLE VII           ACCOUNTING AND TAX MATTERS..................................................................9

   7.1  Partnership Books.........................................................................................9
   7.2  Fiscal and Tax Years......................................................................................9
   7.3  Accounting Method.........................................................................................9
   7.4  Tax Matters Partner.......................................................................................9
   7.5  Tax Elections.............................................................................................9
   7.6  Tax Returns...............................................................................................9
   7.7  Partnership Classification................................................................................9

ARTICLE VIII          DISTRIBUTIONS...............................................................................9

   8.1  Determination of Cash Flow................................................................................9
   8.2  Amounts and Time of Distribution.........................................................................10


                                       i


ARTICLE IX            MANAGEMENT OF THE PARTNERSHIP..............................................................10

   9.1  Management...............................................................................................10
   9.2  Limitation on Powers.....................................................................................10
   9.3  Non-Participation in Management by Limited Partners......................................................10
   9.4  Employees and Officers...................................................................................10
   9.5  Authority of the General Partner.........................................................................10

ARTICLE X             LIMITATION OF LIABILITY; INDEMNIFICATION...................................................11

   10.1  Exoneration.............................................................................................11
   10.2  Indemnification.........................................................................................11
   10.3  Legal Expenses..........................................................................................11

ARTICLE XI            REIMBURSEMENT OF GENERAL PARTNER...........................................................11

   11.1  Compensation and Expense Reimbursement of Partners......................................................11

ARTICLE XII           RESTRICTIONS ON TRANSFERS OF INTERESTS.....................................................12


ARTICLE XIII          NO WITHDRAWAL OR PARTITION BY A PARTNER....................................................12


ARTICLE XIV           DISSOLUTION................................................................................12

   14.1  Dissolution.............................................................................................12

ARTICLE XV            LIQUIDATION AND DISTRIBUTION...............................................................13

   15.1  Liquidating Partner.....................................................................................13
   15.2  Winding Up..............................................................................................13
   15.3  Distribution Following Liquidation......................................................................13

ARTICLE XVI           NO PARTNERSHIP OPPORTUNITY AND AFFILIATE TRANSACTIONS......................................14

   16.1  Other Business; Partnership Opportunity.................................................................14
   16.2  Affiliate Transactions..................................................................................14

ARTICLE XVII          MISCELLANEOUS..............................................................................15

   17.1  Governing Law...........................................................................................15
   17.2  Events of Force Majeure.................................................................................15
   17.3  Title to Assets; Partition..............................................................................15
   17.4  Headings................................................................................................15
   17.5  Entire Agreement, Amendments and Waivers................................................................15
   17.6  Remedies................................................................................................15
   17.7  Further Assurances......................................................................................16
   17.8  Counterparts............................................................................................16
   17.9  Notices.................................................................................................16


                                       ii


   17.10  No Third-Party Beneficiary.............................................................................16
   17.11  Severability...........................................................................................16
   17.12  Successors and Assigns.................................................................................17



                                  EXHIBIT LIST

       EXHIBIT
          A             Capital Contributions and Interests

                        AGREEMENT OF LIMITED PARTNERSHIP


                  THIS AGREEMENT OF LIMITED PARTNERSHIP (as amended from time to time, this "AGREEMENT"), effective as of January 26, 2001, by and between Indiana Gaming Holding Company, an Indiana corporation ("INDIANA HOLDING"), as its General Partner and The Indiana Gaming Company, an Indiana corporation ("IGC"), as its Limited Partner.

                                   WITNESSETH:

                  WHEREAS, the parties hereto desire to form a limited partnership in accordance with the Act, and in furtherance thereof, to enter into this Agreement pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1. Definitions. When used in this Agreement, the following terms shall have the meanings set forth below.

                  "ACT" means the Indiana Revised Uniform Limited Partnership Act, as amended from time to time, and any successor statutes thereto.

                  "ADJUSTED CAPITAL ACCOUNT DEFICIT" shall mean with respect to any Partner, the deficit balance, if any, in the Partner's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts which the Partner is obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c), or is deemed obligated to restore pursuant to the penultimate sentence of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation
Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "AFFILIATE" shall mean, with respect to any Partner (or with respect to any other individual or Entity whose affiliates are relevant for purposes of any of the provisions of this Agreement), any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any Partner or any such person or Entity.

                  "AGREEMENT" has the meaning set forth in the opening paragraph.

                  "BANKRUPTCY OR INSOLVENCY" shall be deemed to have occurred with respect to any Partner or other person if such Partner or other person shall file in any court pursuant to any statute of the United States or of any state a petition in bankruptcy or insolvency, or shall file for reorganization or for the appointment of a receiver or a trustee of all or a material portion of such Partner or other person's property, or if any such Partner or other person shall make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they fall due or seek, consent to or acquiesce in the appointment of a trustee, receiver or liquidator of any material portion of its property. If there shall be filed against any Partner or other person in any court, pursuant to any statute of the United States or of any state, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of such Partner or other person's property, and within ninety (90) days after the commencement of any such proceeding, such petition shall not have been dismissed, then such Partner or other person against whom such petition has been filed shall be considered Bankrupt or Insolvent for purposes of this Agreement. In addition, if the whole or any portion of the Interest of any Partner in the Partnership is subject to levy or attachment, and such levy or attachment is not released or discharged within ninety (90) days, such Partner or other person shall be deemed Bankrupt or Insolvent for purposes of this Agreement.

                  "CAPITAL ACCOUNT" means, with respect to any Partner, the Capital Account maintained for such Partner in compliance with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Regulations, the General Partner may make such modification; provided that it is not likely to have a material effect on the amount distributed to any Partner pursuant to ARTICLE XV hereof upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to comply with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) or 1.704-2.

                  "CAPITAL CONTRIBUTION" means, with respect to any Partner, the aggregate amount of any money and the Gross Asset Value of any property (other than money) contributed to the Partnership with respect to the Interest held by such Partner, net of the amount of any debt to which such property is subject. The principal amount of a promissory note which is not readily tradable on an established securities market and which is contributed to the Partnership by the maker of the note shall not be included in the Capital Account of any person until the Partnership makes a taxable disposition of the note or until (and to the extent) such Partner makes principal payments on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2).

                  "CASH FLOW", for any period, means the amount by which (i) the gross cash receipts of the Partnership from any source for such period (including, but not limited to, capital contributions, loans, receipts pursuant to casino operations or other Partnership operations, proceeds of the sale of any Partnership property, the net receipts derived from insurance payments, rents, damage recoveries, condemnation proceeds and any and all other cash receipts from any source), exceed (ii) (a) the aggregate of all cash disbursements for such period (including, but not limited to, any management fees paid to the General Partner or any successor manager, capital items, interest, loan repayments, reasonably allocable expenses of the manager directly related to the Partnership's business which are reimbursed to the manager pursuant to Section 11.1(b)) and (b) amounts determined by the General Partner to be reasonable and customary reserves in accordance with Generally Accepted Accounting
Principles for either future operating expenses or capital items for the Partnership.

                  "CERTIFICATE" means the Certificate of Limited Partnership filed with the Secretary of State of Indian in accordance with the Act, as such Certificate may be amended from time to time.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

                  "CONTROL" means the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any person having the right to select any such trustee shall be deemed to have control of such trust.

                  "DEBT DOCUMENTS" means the documents evidencing any borrowings of the Partnership.

                  "DISSOLUTION OR TERMINATION" shall be deemed to have occurred
(i) in the case of a corporate Partner or other person upon the earlier of the adoption of a plan of liquidation by such Partner or other person or the effective date of dissolution in accordance with applicable statutory law and
(ii) in the case of a partnership Partner or other person, upon the date of dissolution or termination of such partnership in accordance with the provisions of the governing partnership agreement or applicable statutory law.

                  "EMPLOYEE COSTS" has the meaning set forth in SECTION 9.4.

                  "ENTITY" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, limited liability company, cooperative or association.

                  "EVENT OF FORCE MAJEURE" means the occurrence of circumstances beyond a Partner's control, including, but not limited to, any act by any governmental authority, act of war, strike, boycott, lockout, picketing, riot, sabotage, civil commotion, insurrection, epidemic, disease, act of God, fire, flood, accident, explosion, earthquake, storm, failure of public utilities or common carriers, mechanical failure, embargo or prohibition imposed by any governmental body or agency having authority over such Partner.

                  "FISCAL YEAR" means the Partnership accounting year ending on December 31, except that in the final year of the Partnership, the Fiscal Year shall end on the later of (a) the date of dissolution and liquidation, or (b) the date of final distribution.

                  "GENERAL PARTNER" means any person which (i) is referred to as such in the first paragraph of this Agreement or has become a General Partner pursuant to the terms of this

Agreement and (ii) has not ceased to be a General Partner pursuant to the terms of this Agreement.

                  "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, as adjusted from time to time to reflect the adjustments that are required or permitted by, or are consistent with, Regulations Section 1.704-1(b)(2)(iv)(d)-(g), (j)-(n), and
(p)-(r); PROVIDED, HOWEVER, that:

                  (i) the initial fair market value of any asset contributed by a Partner to the Partnership shall be as agreed by the contributing Partner and the General Partner; and

                  (ii) the adjustments permitted pursuant to an event described within Regulations Section 1.704-1(b)(2)(iv)(f)(5) (excluding the liquidation of the Partnership described therein) shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

                  "INTEREST" means all of a Partner's economic rights and interests in the Partnership in the Partner's capacity as a Partner, all as provided in this Agreement, including, without limitation, any interest of such Partner in the total capital, profits and losses of the Partnership.

                  "LIMITED PARTNER" means any person (i) the name of which is set forth on EXHIBIT A attached hereto and designated as such or who is admitted to and has become a limited partner of the Partnership pursuant to the terms of this Agreement and (ii) holds an Interest. "Limited Partners" means all such persons in the event that there is more than one Limited Partner at any time.

                  "LIQUIDATING EVENTS" has the meaning set forth in SECTION
14.1.

                  "LIQUIDATING PARTNER" has the meaning set forth in SECTION
15.1.

                  "PARTNER" means each of the General Partner and the Limited Partner, any permitted successor to either of them, any transferee permitted under this Agreement and any other person who shall be admitted to the Partnership as a Partner in accordance with this Agreement. "Partners" means all such persons.

                  "PARTNERSHIP" means the limited partnership governed by this Agreement.

                  "PARTNERSHIP OPPORTUNITY" means a business or other opportunity which relates to the Partnership's line of business and in which the Partnership has or would have an interest or a reasonable expectancy, which shall specifically include any riverboat or land-based gaming activity.

                  "PERCENTAGE INTEREST" means the percentage for each Partner as set forth in EXHIBIT A, as the same may be adjusted from time to time in accordance with this Agreement.

                  "PROFITS AND LOSSES" and any reference to any item of income, gain, loss or deduction thereof means, for each fiscal year or other period, an amount equal to the

Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 702(a) shall be included in taxable income or loss), with the following adjustments:

                  (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                  (ii) Any expenditures of the Partnership described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                  (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of Gross Asset Value hereof, the amount of such adjustment shall be taken into account as an item of income, gain, loss or deduction (as applicable) for purposes of computing Profits or Losses; and

                  (iv) Partnership items of income, gain, loss and deduction that are specially allocated pursuant to SECTION 6.4 hereof shall not be taken into account.

                  "RECAPTURE GAIN" has the meaning set forth in SECTION 6.6(d).

                  "REGULATIONS" means the Income Tax Regulations, including Temporary Regulations, promulgated pursuant to the Code as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "REGULATORY ALLOCATIONS" has the meaning set forth in SECTION 6.4(b).

                  "TAX MATTERS PARTNER" shall have the same meaning as ascribed to such term in Section 6231(a)(7) of the Code and the Regulations.

                  "TRANSFER" means, with respect to any Partner, a sale, conveyance, assignment, pledge, hypothecation, gift, encumbrance or other transfer or disposition of an Interest or any part thereof or any interest therein, or any action or attempt to effect the same.

                                   ARTICLE II
                                 THE PARTNERSHIP

         2.1 FORMATION AND NAME. The parties hereto, intending to share in the profits and losses of the Partnership, hereby establish a limited partnership under the Act for the purposes set forth in this Article II. The name of the Partnership is Indiana Gaming II, L.P. The Partnership shall execute and file all such documents and take all such other actions as may be necessary to register such name in the State of Indiana and any other appropriate jurisdictions, whether state or local. The Partnership may also do business and own assets in or under any other name as the General Partner may determine and the General Partner shall execute, publish and/or file all assumed or fictitious names or other certificates as may be required by law.

         2.2 PURPOSES. The Partnership is formed for the purpose of investing in, and serving as a partner of Indiana Gaming Company, L.P.

         2.3 PARTNERSHIP POWERS. The Partnership shall have all powers permitted by law to a limited partnership, including, without limitation, the power to do any act or thing and enter into any contract incidental to, or necessary, proper or advisable for the accomplishment or attainment of any purpose of the Partnership specified in this Agreement.

                                   ARTICLE III
                                PRINCIPAL OFFICE

                  The principal office of the Partnership shall be maintained at c/o Argosy Gaming Company, 219 Piasa Street, Alton, Illinois 62002 or such other location or locations as the General Partner from time to time may select.

                                   ARTICLE IV
                                      TERM

                  The term of the Partnership commenced on the date on which the Certificate was filed in the office of the Secretary of State of Indiana in accordance with the Act and shall continue until December 31, 2024, unless (a) extended by written agreement of the Partners or (b) earlier terminated pursuant to ARTICLE XV.

                                    ARTICLE V
                              CAPITAL CONTRIBUTIONS

         5.1 GENERAL PARTNER. The name, address, Capital Contribution and Percentage Interest of the General Partner is set forth on EXHIBIT A attached hereto.

         5.2 LIMITED PARTNER. The name, address, Capital Contribution and Percentage Interest of the Limited Partner is set forth on EXHIBIT A attached hereto.

         5.3 ADDITIONAL FINANCING.

                  (a) The General Partner shall either (i) make a loan to the Partnership or (ii) cause the Partnership to enter into a borrowing transaction to obtain from a third party, such amount as the General Partner shall determine to be necessary for working capital.

                  (b) If any such financing is provided by the General Partner or an affiliate of the General Partner pursuant to SECTION 5.3(a), the interest rate thereon shall not exceed the lesser of (i) the long-term cost of capital of the General Partner and its parent corporation or (ii) the "prime" rate announced by Wells Fargo Bank, NA, plus three percent (3%). Any such loans shall be repaid with interest prior to any distributions of Cash Flow (any partial payments being applied first to accrued and unpaid interest and then to outstanding principal).

         5.4 ADDITIONAL CAPITAL CONTRIBUTIONS. No Partner shall make any additional contribution of capital to the Partnership without the prior written consent of the other Partner. If so approved, the amount of any Partner's additional capital contribution shall be the amount of money and the Gross Asset Value of any other property contributed to the Partnership by the Partner.

         5.5 INTEREST. No Partner shall be entitled to receive any interest on such Partner's capital contribution.

                                   ARTICLE VI
           CAPITAL ACCOUNTS; ALLOCATIONS OF INCOME, PROFITS AND LOSSES

         6.1 CAPITAL ACCOUNTS. The General Partner shall establish and maintain a Capital Account for each Partner in accordance with the provisions set forth in the definition thereof. The initial balances of the Partners' respective Capital Accounts reflecting the capital contributions made as of the date hereof pursuant to ARTICLE V are set forth on EXHIBIT A attached hereto.

         6.2 WITHDRAWAL OF CAPITAL. Except as expressly provided by this Agreement, no Partner shall have the right to withdraw, reduce or demand the return of its capital contribution or to otherwise withdraw any capital, whether cash or property, from the Partnership.

         6.3 ALLOCATION OF PROFITS AND LOSSES.

                  (a) Subject to the allocation rules of SECTIONS 6.4, 6.5 and
6.6 hereof, Profits for any Partnership taxable year shall be allocated among the Partners in proportion to their respective Interests;

                  (b) Subject to the allocation rules of SECTIONS 6.4, 6.5 and
6.6 hereof, Losses for any Partnership taxable year shall be allocated among the Partners in proportion to their respective Interests.

         6.4 SPECIAL ALLOCATIONS.

                  (a) The provisions of this Agreement relating to the allocations of Profits and Losses are intended to comply with Regulations
Section 1.704-1 and 1.704-2. In the event that subsequent events (including, but not limited to, a loan by a Partner to the Partnership) cause the allocations set forth in SECTION 6.3(a) hereof not to be in accordance with the Regulations, then notwithstanding any other provision of this Agreement, the General Partner may make such modifications to this Agreement (including the addition of special allocation provisions specified in Regulations Section 1.704-2) that are necessary to cause such allocations to have substantial economic effect within the meaning of Regulations Section 1.704-1(b)(2) or to be deemed to be in accordance with the Partners' interests in the Partnership under Regulations
Section 1.704-1.

                  (b) CURATIVE ALLOCATIONS. The allocations provided for in SECTIONS 6.4(a) above (the "REGULATORY ALLOCATIONS"), may not be consistent with the manner in which the Partners intend to divide Profits, Losses and similar items. In such case, to the extent possible, other items of Partnership income, gain, loss or deduction will be reallocated among the Partners (in the same Fiscal Year, and to the extent necessary, subsequent Fiscal Years) in a manner consistent with Regulations Sections 1.704-1(b) and 1.704-2 so as to prevent the Regulatory Allocations from distorting the manner in which Profits, Losses and other items are intended to be allocated among the Partners pursuant to SECTION 6.3. Any allocations under this SECTION 6.4(b) shall take into account the effect of future Regulatory Allocations which are likely to offset other Regulatory
Allocations that are or would be the subject of any allocation under this
SECTION 6.4(b), such that the overall allocation of Profits, Losses and items of Partnership income, gain, loss or deduction are allocated in accordance with the way in which the Partnership intends to divide Profits, Losses and similar items.

         6.5 ALLOCATIONS IN CASE OF TRANSFERS OR ADMISSIONS. Profits and
Losses allocable to any Interest that has been transferred during a Fiscal Year shall be allocated among the persons who are the holders of such Interest during such year in accordance with Code Section 706 using any convention permitted by law and selected by the General Partner. In the event Partners are admitted to the Partnership pursuant to this Agreement on different dates, the Profits or Losses allocated to the Partners for each Fiscal Year during which Partners are so admitted shall be allocated among the Partners in proportion to their respective Percentage Interests during such Fiscal Year in accordance with Code
Section 706 using any convention permitted by law and selected by the General Partner.

         6.6 TAX ALLOCATIONS.

                  (a) Except as provided otherwise in this ARTICLE VI, all items of Partnership income, gain, loss, deduction and any other allocations not otherwise provided for shall, for tax purposes, be divided among the Partners in the same proportions as they share Profits and Losses, as the case may be, for the Fiscal Year. Allocations pursuant to this SECTION 6.6 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses or other items or distributions pursuant to any provision of this Agreement.

                  (b) In accordance with Code Section 704(c) and the Regulations thereunder, but solely for income tax purposes, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership (including income, gain, loss and deduction determined with respect to the alternative minimum tax) shall be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes (including such adjusted basis for alternative minimum tax purposes) and its initial Gross Asset Value, including, but not limited to, special allocations to a contributing Partner that are required under Code Section 704(c) to be made upon distribution of such property to any of the non-contributing Partners. Further, in the event the Gross Asset Value of any Partnership asset is adjusted pursuant to paragraph (b) of the definition of "Gross Asset Value" contained herein, such that "reverse section 704(c) allocations" are required under Regulations section 1.704-3(a)(6), then solely for federal income tax purposes, subsequent allocations of income, gain, loss and deduction with respect to such asset (including income, gain, loss and deduction determined with respect to the alternative minimum tax) shall take account of any variation between the adjusted basis of such asset (including such adjusted basis for alternative minimum tax purposes) and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

                  (c) Any elections or other decisions relating to allocations under this SECTION 6.6, including the selection of any allocation method permitted under Regulations Section 1.704-3, shall be made as approved by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement.

                  (d) If any portion of gain recognized from the disposition of property by the Partnership represents the "recapture" of previously allocated deductions by virtue of the application of Code Section 1245 or 1250 ("RECAPTURE GAIN"), such Recapture Gain shall be allocated, solely for income tax purposes in accordance with Regulations Sections 1.1245-1(e)(2) and (3) and 1.1250-1(f).

                                   ARTICLE VII
                           ACCOUNTING AND TAX MATTERS

         7.1 PARTNERSHIP BOOKS. Proper and complete books of account of the Partnership shall be kept at the Partnership's principal place of business and shall be open to inspection by any Partner at reasonable times during business hours. Without limiting the foregoing, all federal, state and local tax returns of the Partnership shall be open to inspection by either Partner at reasonable times during business hours.

         7.2 FISCAL AND TAX YEARS. The Partnership's Fiscal Year and tax year shall end on December 31.

         7.3 ACCOUNTING METHOD. The books of the Partnership (both tax and financial) shall be kept on an accrual basis.

         7.4 TAX MATTERS PARTNER. The General Partner shall be the Tax Matters Partner.

         7.5 TAX ELECTIONS. All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole discretion.

         7.6 TAX RETURNS. The General Partner shall prepare and file, or cause to be prepared and filed, all state and federal tax returns on a timely basis. The General Partner shall be responsible for preparing and filing all federal and state tax returns for the Partnership and furnishing copies thereof to the Partners, together with required Partnership schedules showing allocations of Partnership items of income, gain, loss, deduction and credit for federal income tax purpose, within the period of time prescribed by law. Each Partner must report consistently with such tax returns prepared for the Partnership pursuant to this Agreement.

         7.7 PARTNERSHIP CLASSIFICATION. Each Partner acknowledges that this Agreement creates a partnership for federal and state income tax purposes, and hereby agrees not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.

                                  ARTICLE VIII
                                  DISTRIBUTIONS

         8.1 DETERMINATION OF CASH FLOW. The General Partner shall prepare and deliver to each Partner a statement of Cash Flow at such time as the General Partner shall determine.

         8.2 AMOUNTS AND TIME OF DISTRIBUTION. Cash Flow shall be distributed by the General Partner to the Partners, pro rata in accordance with their respective Interests, at such time and in such amounts as the General Partner shall determine.

                                   ARTICLE IX
                          MANAGEMENT OF THE PARTNERSHIP

         9.1 MANAGEMENT. Subject to any express limitations contained in this Agreement, the Partnership shall be managed exclusively by the General Partner and the General Partner shall be responsible for the management of the Partnership's business and shall have full, exclusive and complete power and discretion, without the need for consent or approval of any other Partner, to make all decisions and to do all things which it deems necessary or desirable on behalf of the Partnership, including all the powers permitted to a General Partner under the Act.

         9.2 LIMITATION ON POWERS. No Partner shall: (a) use the Partnership name or assets in any way except for the transaction of legitimate Partnership business or do any act in contravention of this Agreement; or (b) do any act which would make it impossible to carry on the business of the Partnership.

         9.3 NON-PARTICIPATION IN MANAGEMENT BY LIMITED PARTNERS. Except as otherwise specifically provided in this Agreement, no Limited Partner shall participate in the control or management of the business of the Partnership nor act for and on behalf of the Partnership in any manner whatsoever.

         9.4 EMPLOYEES AND OFFICERS. The Partnership shall have such agents and employees as the General Partner may deem appropriate and such employees may be designated by the General Partner as officers of the Partnership. Any management employee or any officer of the Partnership may be and remain an employee of the General Partner or an Affiliate of the General Partner. In such event, the General Partner or its Affiliate shall be responsible for all compensation and benefits ("EMPLOYEE COSTS") of such employee or officer, except that the Partnership shall reimburse the General Partner or its Affiliate a percentage of such Employee Costs determined by the General Partner in good faith. Such percentage is intended to represent the estimated percentage of the applicable employees' time which is devoted to services for the Partnership. The General Partner may fill any employee or officer vacancy or remove any employees or officers of the Partnership with or without cause.

         9.5 AUTHORITY OF THE GENERAL PARTNER. Except for such matters which by this Agreement specifically require approval by the Limited Partner, the General Partner shall manage the business and affairs of the Partnership and shall have the exclusive power and authority to make any and all decisions and to take any and all actions which the General Partner deems necessary or desirable to conduct the business of the Partnership. The General Partner shall have all powers, statutory or otherwise, possessed by or permitted to a general partner under the laws of the State of Indiana.

                                    ARTICLE X
                    LIMITATION OF LIABILITY; INDEMNIFICATION

         10.1 EXONERATION. The General Partner shall not have any liability to the Partnership or any Partner for any loss, damage, cost or expense, including, without limitation, any special, indirect, consequential or punitive damages of the Partnership or any Partner arising or allegedly arising out of the General Partner's management of the Partnership or the General Partner's acts or omissions in connection with its management of the Partnership; provided that this provision shall not apply if such loss, damage, cost or expense arises out of (i) an act of fraud, embezzlement or other serious criminal activity by the General Partner or (ii) willful misconduct by the General Partner.

         10.2 INDEMNIFICATION. The Partnership shall indemnify, and shall hold the General Partner and each of its officers, employees or Affiliates harmless against, to the full extent permitted by law, any loss, damage, cost or expense (including court costs and reasonable attorneys' fees) which the General Partner or any such officer, employee or Affiliate may sustain or incur by reason of any claim, demand, suit or recovery by any person or Entity (other than such Partner, officer, employee or an Affiliate of such Partner) arising or allegedly arising out of the business of the Partnership and, in the case of the General Partner, including the General Partner's management of the Partnership or the General Partner's acts or omissions in connection with its management of the Partnership and actions taken by the General Partner as Tax Matters Partner; provided that the General Partner or such officer, employee or Affiliate of the General Partner shall not be entitled to indemnification hereunder if such loss, damage, cost or expense arises out of (i) an act of fraud, embezzlement or serious criminal activity by the party seeking indemnification or (ii) willful misconduct by the party seeking indemnification.

         10.3 LEGAL EXPENSES. Expenses incurred by the General Partner or any of its Affiliates in defending any action, suit or proceeding of the nature described in SECTION 10.2 hereof shall be paid by the Partnership in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the General Partner or such Affiliate to repay such amount if it shall ultimately be determined that such Partner or such Affiliate is not entitled to be indemnified by the Partnership as authorized in
SECTION 10.2 hereof.

                                   ARTICLE XI
                        REIMBURSEMENT OF GENERAL PARTNER

         11.1 COMPENSATION AND EXPENSE REIMBURSEMENT OF PARTNERS.

                  (a) No payment will be required by the Partnership for the services of the General Partner, any other Partner or any member, employee, agent or partner of any Partner or an Affiliate thereof.

                  (b) The General Partner and its Affiliates shall be reimbursed by the Partnership for (i) the reasonable out-of-pocket expenses directly related to the Partnership's business and incurred by the General Partner or its Affiliate on behalf of, and reasonably allocable to, the Partnership, including any legal, accounting, travel and other similar expenses reasonably incurred by the General Partner or its Affiliates in connection with the operation of the business of the Partnership, (ii) Employee Costs, as provided in SECTION
9.4 hereof, and (iii) services provided by the General Partner and its Affiliates to the Partnership in the operation of its business. Such services which may be provided by the General Partner and its Affiliates pursuant to this SECTION 11.1(b) shall include, but not be limited to, accounting services, management information services, security services and public relation services.

                  (c) Any reimbursement or other consideration to be paid by the Partnership to the General Partner pursuant to the terms of this Agreement shall not be in lieu of, and the Partnership shall be directly liable for, expenses incurred by the Partnership, or by the General Partner on behalf of the Partnership, for services rendered to the Partnership by unaffiliated third parties. Any such reimbursement or other consideration shall be at the General Partner's or such Affiliate's cost, without markup, and shall not include any allocation of overhead or profit.

                                   ARTICLE XII
                     RESTRICTIONS ON TRANSFERS OF INTERESTS

                  No Partner may Transfer all or any portion of its rights or Interest in the Partnership or withdraw or retire from the Partnership without the consent of the other Partner and any such attempted Transfer, withdrawal or retirement without the consent of the other Partner shall be null and void.

                                  ARTICLE XIII
                     NO WITHDRAWAL OR PARTITION BY A PARTNER

                  Each Partner agrees (a) to be bound by the terms, conditions and provisions of this Agreement; (b) not to withdraw as a Partner until the end of the term of the Partnership (except in connection with a Transfer permitted under this Agreement); and (c) not to take any action or fail to take any action that would cause dissolution or termination of the Partnership except as permitted pursuant to SECTION 15.1.

                                   ARTICLE XIV
                                   DISSOLUTION

         14.1 DISSOLUTION. Upon the occurrence of any of the following events, the Partnership shall be dissolved and the business of the Partnership shall be wound up in accordance with the provisions of ARTICLE XV ("LIQUIDATING EVENTS"):

                  (a) Unanimous decision of all Partners to dissolve the Partnership;

                  (b) December 31, 2024 (except as such date may be extended under this Agreement);

                  (c) The happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Partnership; or

                  (d) The Bankruptcy, Insolvency or the Dissolution or Termination of the General Partner.

                  The Partners hereby agree that, notwithstanding any provision of the Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Furthermore, if an event specified in Section 14.1(d) hereof occurs, the remaining Partners may, within ninety (90) days of the date such event occurs, unanimously vote to elect a successor General Partner and continue the Partnership business, in which case the Partnership shall not dissolve and the occurrence of the event under Section 14.1(d) shall not be deemed a Liquidating Event. The Partners further agree that in the event the Partnership is dissolved prior to a Liquidating Event, the Partnership may be continued upon the unanimous vote of the existing Partners at such time to so continue the Partnership, provided such vote occurs within thirty (30) days of the event triggering such dissolution.

                                   ARTICLE XV
                          LIQUIDATION AND DISTRIBUTION

         15.1 LIQUIDATING PARTNER. Upon dissolution of the Partnership pursuant to a Liquidating Event, the General Partner shall be, or there is no General Partner, then such person as shall be designated by the Limited Partner shall be, the liquidating Partner (the "LIQUIDATING PARTNER").

         15.2 WINDING UP. The Liquidating Partner shall cause the
Partnership to cease to engage in further business, except to the extent necessary to perform existing contracts, and shall wind up the affairs of the Partnership and liquidate its assets. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Partners to minimize the losses normally attendant on a liquidation. During the course of liquidation, the provisions of this Agreement shall continue to bind the Partners and apply to the activities of the Partnership, except as expressly provided herein to the contrary.

         15.3 DISTRIBUTION FOLLOWING LIQUIDATION. Upon the completion of winding up and liquidation of the Partnership pursuant to SECTION 15.2 above, the Liquidating Partner shall distribute the proceeds of the Partnership in the following order of priority:

                  (a) To the payment of all debts and liabilities of the Partnership other than:

                           (i)  loans or advances that may have been made by any
Partner to the Partnership; and

                           (ii) debts secured by liens on property sold pursuant to the liquidation subject thereto; provided that neither the Partnership nor any of the Partners is personally liable on, or is released from liability on, such debts;

                  (b) To the payment of all expenses of liquidation;

                  (c) To the setting up of any reserves which the Liquidating Partner may deem necessary for any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership. Said reserves may be paid over by the Liquidating Partner to a bank or trust company acceptable to the Liquidating Partner to be held by it for the purpose of disbursing such reserves in payment of any of the aforementioned liabilities or obligations and, at the expiration of such period as the Liquidating Partner shall deem advisable, distributing the balance, if any, thereafter remaining, in the manner hereinafter provided;

                  (d) To the repayment of any loans that may have been made by the Partners to the Partnership, in accordance with the order of priority established in any applicable Debt Documents or, if no priority is established, then pro rata, in accordance with the amounts outstanding thereunder; and

                  (e) The balance, if any, to the Partners, in accordance with their respective positive Capital Accounts, after giving effect to Capital Account adjustments for the taxable year in which the Liquidating Event occurs (other than those from the liquidating distribution made pursuant to SECTION 15.3(e), but including all Capital Contributions made to restore a deficit Capital Account.)

                                   ARTICLE XVI
              NO PARTNERSHIP OPPORTUNITY AND AFFILIATE TRANSACTIONS

         16.1 OTHER BUSINESS; PARTNERSHIP OPPORTUNITY.

                  (a) No business opportunities other than those actually exploited by the Partnership pursuant to SECTION 2.3 shall be deemed the property of the Partnership and any Partner or its Affiliates may engage in or possess an interest in any other business venture, independently or with others, of any nature or description; and neither the other Partners nor the Partnership shall have any rights by virtue of this Agreement in and to such other business ventures or to the income or profits derived therefrom.

                  (b) No Partner or any Affiliate of a Partner shall have any duty to communicate or offer to the Partnership or to any Partner or Affiliate of a Partner any Partnership Opportunity, and no Partner or Affiliate of a Partner shall be liable to the Partnership for breach of any fiduciary duty or duty of loyalty to the Partnership or its Partners by reason of the fact that it pursues or acquires a Partnership Opportunity for itself or directs a Partnership Opportunity to another person or entity.

         16.2 AFFILIATE TRANSACTIONS. The parties hereto acknowledge and agree that in the course of the General Partner performing its services as General Partner hereunder, the General Partner and its Affiliates may from time to time engage in transactions with the Partnership. The General Partner agrees that it shall act in good faith with respect to such transactions and the terms of such transactions shall be fair and equitable. In determining whether a particular transaction with the Partnership is in accordance with the terms of this paragraph, all aspects of such transaction and all facts and circumstances surrounding such transaction taken together (and if such transaction is one of a series of related transactions, including transactions pursuant to any pre-established contract or arrangement, then all of such related transactions, and the terms of such contract or arrangement) shall be taken into account.

                                  ARTICLE XVII
                                  MISCELLANEOUS

         17.1 GOVERNING LAW. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the laws of the State of Indiana except with respect to matters of law concerning the internal affairs of any corporation, partnership or other entity which is a party to or the subject of this Agreement and as to those matters the law of the jurisdiction of incorporation or formation of such entity shall govern.

         17.2 EVENTS OF FORCE MAJEURE. Any Partner whose performance under this Agreement is prevented by an Event of Force Majeure shall give prompt notice of the Event of Force Majeure to the other Partner and shall thereafter use its best efforts to minimize the duration and consequences of, and to eliminate, any such Event of Force Majeure. No Partner shall have any liability to the Partnership or any Partner for a breach of this Agreement resulting from an Event of Force Majeure.

         17.3 TITLE TO ASSETS; PARTITION. No real or other property of the Partnership shall be deemed owned by any Partner individually, but shall be owned by and title shall be vested solely in the Partnership. The Interest of each Partner shall constitute personal property. Each Partner hereby irrevocably waives, for the term of the Partnership, any and all right it may have to maintain an action for partition with respect to its undivided interest in the property or assets (real or personal) of the Partnership or to compel the sale thereof under any statute, common law or other means not provided for in this Agreement.

         17.4 HEADINGS. The table of contents and the headings of the several sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         17.5 ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits hereto and thereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein or contemplated hereby. Any supplement, modification or waiver of this Agreement shall be in writing and agreed to by all Partners. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         17.6 REMEDIES. The parties hereto acknowledge that the rights granted hereunder are unique and that irreparable damage would result if this Agreement is not specifically enforced and that, therefore, the rights and obligations of the parties under this Agreement may be enforced by a decree of specific enforcement issued by a court of competent jurisdiction and appropriate equitable relief may be applied for and granted in connection therewith. Such remedies shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

         17.7 FURTHER ASSURANCES. Each of the parties hereto shall, at any time and from time to time after becoming a Partner, upon request of the other parties, take such further action and execute, acknowledge and deliver all such instruments of further assurance as may be necessary to carry out the provisions of this Agreement.

         17.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17.9 NOTICES.

                  (a) All notices required or permitted to be given hereunder shall be given by registered mail, in person (in writing), by telecopy or by telex and addressed as follows:


                  To IGC:

                  The Indiana Gaming Company
                  c/o Argosy Gaming Company
                  219 Piasa Street
                  Alton, Illinois  62002
                  Attention: Chief Executive Officer or Chief Financial Officer


                  to Indiana Holding:

                  Indiana Gaming Holding Company
                  c/o Argosy Gaming Company
                  219 Piasa Street
                  Alton, Illinois  62002
                  Attention: Chief Executive Officer or Chief Financial Officer

                  (b) Either Partner may from time to time change its address for the purpose of notices to that Partner by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the Partner sought to be charged with its contents.

                  (c) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section if delivered personally or by air courier, shall be effective upon delivery; and, if delivered by mail, shall be effective upon deposit in the United States mail, postage prepaid.

         17.10 NO THIRD-PARTY BENEFICIARY. This Agreement is being entered into solely for the benefit of the parties hereto, and the parties do not intend that any other person shall be a third-party beneficiary of the representations, warranties, agreements or covenants made by any Partner contained in this Agreement.

         17.11 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         17.12 SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer and assignment herein contained, the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, the successors, assigns, personal representatives, estates, heirs and legatees of the respective Partners.

                           [SIGNATURE PAGE TO FOLLOW]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      INDIANA GAMING HOLDING
                                      COMPANY, the General Partner

                                      By:    /s/ Dale R. Black
                                            ---------------------------------
                                      Title: Treasurer
                                             --------------------------------


                                      THE INDIANA GAMING COMPANY, the
                                      Limited Partner

                                      By:    /s/ Dale R. Black
                                            ---------------------------------
                                      Title: Treasurer
                                             --------------------------------

                                    EXHIBIT A

                       CAPITAL CONTRIBUTIONS AND INTERESTS



                                                                  CAPITAL                 PARTNERSHIP
                                                              CONTRIBUTIONS                 INTEREST
GENERAL PARTNER
     Indiana Gaming Holding Company                       [Intentionally Omitted]               99%

LIMITED PARTNER
     The Indiana Gaming Company                           [Intentionally Omitted]                1%
                                                                                               ----
                            TOTAL                                                              100%
                                                                                               ====